UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2016

Ultratech, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22248	94-3169580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Zanker Road, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (408) 321-8835
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
1 Kaki Bukit View, Singapore Lease
On June 28, 2016, Ultratech SE Asia PTE, Ltd ("Singapore SE"), an indirect wholly-owned subsidiary of Ultratech, Inc. ("Ultratech" or the "Company"), renegotiated its August 15, 2012 lease (the "Old Singapore Lease") and entered into a new lease (the "Singapore Lease") with Ascendas Services Pte Ltd ("Ascendas"), effective June 15, 2018. The Singapore Lease governs the terms and conditions under which Singapore SE leases certain premises from Ascendas located at 1 Kaki Bukit View, Singapore. The Singapore Lease extended the term of the Old Singapore Lease such that it expires on June 14, 2023 and sets forth the revised base rent for each of the years covered.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibit

10.1         Singapore Lease (1Kaki Bukit View, Singapore), entered into on June 28, 2016 by and between Ascendas and Singapore SE.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRATECH, INC. (Registrant)

Date:	June 29, 2016	By:	/s/ BRUCE WRIGHT
Bruce Wright
Senior Vice President, Finance and Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description
10.1	Singapore Lease (1Kaki Bukit View, Singapore). entered into on June 28, 2016, by and between Ascendas and Singapore SE.